Exhibit 99.2

TPT Global Tech's Subsidiary TPT MedTech Announces Dru Hill to Headline Tunica, Mississippi "Back to Life, Back to Reality"
Concert, the Anticipated First "Covid-19 Free" Full Attendee Concert of Summer 2021 Utilizing
Company's QuiKLAB(TM) "Check and Verify" Passport Testing and Monitoring Platform

In the first example of its partnership with Events.com and through the use of its already deployed technologies, the company is sponsoring, along with Levert Entertainment, Skyboxx Empire, and the Tunica County Mississippi Chamber of Commerce, a Nationally-Streamed Juneteenth Concert Event

SAN DIEGO, CA / ACCESSWIRE / March 12, 2021 / TPT Global Tech Inc. (OTCQB:TPTW) www.tptglobaltech.com based in San Diego, California, today announced that R&B's Dru Hill will headline the June 18th and 19th "Covid Free" concert that TPT MedTech subsidiary, www.tptmedtech.com and the Tunica County Mississippi Chamber of Commerce will partner to hold. What is anticipated to be the first full attendance concert in the region and one of the first in the country billing itself as "Covid Free," the concert will be held using TPT's full suite of Covid testing and monitoring technologies on a large scale for what is expected to be a crowd totaling 17,000 over two days.

Dru Hill has a stellar history in R&B dating back to the 1990's. Known for hip hop, soul and gospel music, the group recorded seven Top 40 hits and is best known for its #1 R&B hits "In My Bed", "Never Make a Promise", and "How Deep is Your Love." Sisqo, an original member of the group, has enjoyed a successful solo career as a singer, songwriter, record producer, dancer and actor and will be joining Dru Hill and also performing solo at this summer event on the Mississippi river.

"With the talent we have for the concert and the safety technologies we are deploying through our TPT testing labs and our industry-leading QuikPASS™ Check and Verify Passport, we are as excited as those who will attend the concert to get things back to a new normal, enjoying music and the great outdoors," said CEO Stephen J. Thomas III. "This demonstration of our technologies on a large scale will boost confidence that TPT can handle all types and sizes of events and keep them Covid Free."

TPT MedTech, through its recently signed agreement with Events.com, has been working with the Chamber and its Experience Tunica County initiative to help restore and revitalize the county's casino and tourism industry. The company is also considering locating one of its Mobile QuikLAB™ manufacturing facilities in Tunica as part of the Chamber's overall revitalization and economic recovery efforts to bring jobs to the region and diversify the local economy.

The Tunica River Park's venues, located right on the Mississippi River, hold up to 17,000 people in the open-air facility and up to 2,000 patrons at the indoor facility, respectively. The estimated 2,000 indoor, two-day VIP tickets are $150 each and the general attendance tickets for Saturday only are $80. Both tickets include the cost of the TPT Covid test. All attendees will be Covid tested through TPT MedTech's all-in-one Mobile QuikLAB™ facility using the company's QuikPASS™ Check and Verify technology platform. Patrons will be required to log on to the QuikLAB™ webapp (www.thequiklab.com) enter their name and drive up to the company's Mobile QuikLABS to be Covid tested in order to gain access to the River Front events. The rapid test will provide results in 15 minutes via the QuiKPASS Check and Verify webapp passport.

As an innovative technology company, TPT recognizes that addressing the Covid-19 pandemic requires a combination of technology and medical solutions. With the onset of the pandemic, the company immediately pivoted into the medical sector launching its TPT MedTech division www.tptmedtech.com. TPT MedTech's core product lines include its "QuikLAB™", "QuikPASS™" and "SaniQUIK™" solutions. Together they provide "End to End", turnkey and streamlined COVID-19 testing and verifying technology platforms with, 1. Scalable, mobile, on-site medical-grade labs that come to offices/venues, etc. to conduct testing, 2. A fully online, private and secure HIPAA Compliant webapp to share when a customer needs to provide proof that they've tested negative/positive and/or if they've been vaccinated, and, 3. Mobile sanitizing cabins (organic/safe, takes 240 people/hour with a 1-second thermal scan) to ensure that an individual is not carrying the virus on the exterior of their clothing.

The company believes that countries as a whole need to do more testing, but once that testing is complete there remains a need for a centralized platform to securely display that testing information so that all citizens can prove their testing results, in real-time, to any establishment requiring it for entry. The "QuikPass" Check and Verify and Vaccination monitoring passport was developed to validate that information in real-time giving all Federal and State Government agencies, transportation companies, schools, airlines, hospitals, sports venues, restaurants, hotels and nightclubs the ability to check and verify if an individual has been tested for Covid 19 or vaccinated. The company also believes it is essential to note that its "QuikPASS" Check and Verify Passport will be distributed FREE in the United States.

The company currently has three national partnerships and just recently announced it has signed a broad testing agreement with the State of Nevada. It is working with Events.com for concerts and corporate events and Wal-Mart to place its "QuikLABs" in Wal-Mart parking lots across the United States. Its other strategic partnership is with Thomas Scientific-Hook Laboratories for high thru-put PCR testing across the US in its Mobile "QuikLABS". To date, the company has three working QuikLAB locations, two in Wal-Mart stores in Miami and one "QuikLAB" at the Dadeland Mall also in Miami. The company is also on-boarding Co-labs and Pharmacies onto it's "QuikLAB" and "QuikPASS" platforms starting on the East Coast and working West. In the travel sector, the company is on-boarding testing sites at two international airports in Jamaica, Montego Bay and Kingston where it anticipates testing 3,000-5,000 travelers per day when fully operational. In Nevada, the company will be working to establish testing protocols and locations for a potential audience including many State run locations and offices.

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

Contact:

Shep Doniger 561-637-5750 sdoniger@bdcginc.com
Frank Benedetto 619-915-9422

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

SOURCE: TPT Global Tech, Inc.